UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 3, 2020 (August 1, 2020)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On August 3, 2020, Kimball International, Inc. (the “Company”) issued an earnings release for the quarter and fiscal year ended June 30, 2020.  The earnings release is attached as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities
On August 1, 2020, the Board of Directors (the “Board”) of the Company approved initiating the next phase of the Company’s transformation plan (the “Transformation Plan”) that will align the Company’s business units to a new market-centric orientation and is expected to yield additional cost savings that will enable the Company to effectively manage through the downturn caused by the COVID-19 pandemic. The Transformation Plan builds on the initial strategy and transformation plan announced in June 2019.
The following is a summary of the activities the Company will be undertaking pursuant to the Transformation Plan:
•As part of the previously announced plan to consolidate manufacturing of all brands into one world-class global operations group, the Company is streamlining its manufacturing facilities by leveraging production capabilities across all facilities, establishing centers of excellence, and setting up processes to facilitate flexing of product between facilities in response to volume fluctuations. The Company is also reviewing its overall facility footprint to identify opportunities to reduce capacity and gain efficiencies.
•The Transformation Plan includes creating four new market centric business units of Workplace, Health, Hospitality and eBusiness.
•The Company will streamline its workforce to align with the new organizational structure and respond to lower volumes created by the COVID-19 pandemic, creating a more efficient organization to deliver on the Company’s Connect 2.0 strategy announced today.
The Transformation Plan will begin immediately, and the Company expects a substantial majority of the underlying activities of these aforementioned actions to be completed within two years.
The Company currently estimates it will incur total pre-tax restructuring charges of approximately $17.0 million to $18.0 million related to the initiatives under the Transformation Plan, with $14.0 million to $15.0 million expected to be recorded in fiscal year 2021, and the remainder in fiscal year 2022. The restructuring charges are expected to consist of approximately $9.0 million to $9.4 million for severance and other employee-related costs, $4.0 million to $4.3 million for facility costs, and $4.0 million to $4.3 million for lease and other asset impairment. Approximately 75% of the total cost estimate is expected to be cash expense.
In addition to expected savings from the Transformation Plan, the Company is also targeting additional savings in fiscal year 2021 related to other cost reduction initiatives the Company is undertaking that are not included in the Transformation Plan. The Company currently estimates that the total anticipated pre-tax savings in fiscal year 2021 related to both the Transformation Plan and other cost reduction initiatives will be approximately $20.0 million.

Item 2.06 Material Impairments
The information set forth above under Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01 Regulation FD Disclosure
Attached hereto as Exhibit 99.2 is an investor presentation that supplements the information to be discussed on the Kimball International, Inc. earnings call to be held on August 3, 2020 at 5:00 p.m. Eastern Time. The presentation attached as Exhibit 99.2 is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished as part of this report:

Exhibit
Number	Description
99.1	Earnings Release dated August 3, 2020
99.2	Q4 FY20 Earnings and Strategy Update
104	Cover Page interactive data file (embedded within the Inline XBRL document)

The information in this Current Report on Form 8-K set forth in Item 2.02, Item 7.01, and Exhibits 99.1 and 99.2, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, that is being furnished under Item 2.02 and Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.
Certain statements contained within this document are considered “forward-looking” under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as “expects”, “anticipates”, “approximately” and “estimates”. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, the Company’s ability to successfully complete and to fully realize the expected benefits of the Transformation Plan. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and other filings with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Executive Vice President, Chief Financial Officer
Date: August 3, 2020

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